ASSOCIATED ESTATES REALTY CORPORATION THIRD QUARTER 2013 EARNINGS RELEASE

For Immediate Release	For more information, please contact:
October 23, 2013	Jeremy Goldberg	(216) 797-8715

ASSOCIATED ESTATES REALTY CORPORATION REPORTS THIRD QUARTER RESULTS
Third Quarter Same Community NOI Up 6.1%
Company Issues $100 Million of 7 and 10-Year Unsecured Notes

Cleveland, Ohio - October 22, 2013 - Associated Estates Realty Corporation (NYSE, NASDAQ: AEC) announced today its financial results for the third quarter ended September 30, 2013. Funds from Operations (FFO) for the third quarter of 2013 was $0.32 per common share (diluted), compared to $0.32 per common share (diluted), for the third quarter of 2012.
Net income applicable to common shares was $19.9 million, or $0.40 per common share (diluted), for the quarter ended September 30, 2013. This compared to net income applicable to common shares of $2.1 million, or $0.04 per common share (diluted), for the quarter ended September 30, 2012.
“Operationally and strategically, it was another strong quarter for Associated Estates. Occupancy is solid at just under 96%, margins continue to improve and apartment fundamentals remain solid," said Jeffrey I. Friedman, President and Chief Executive Officer. “With our younger portfolio and strong balance sheet, we are well positioned to take advantage of the strength in the apartment market,” Friedman continued.
A reconciliation of net income attributable to the Company to FFO, and to FFO as adjusted, is included in the table at the end of this press release and in the Third Quarter Supplemental Financial Information furnished with this earnings release to the Securities and Exchange Commission on Form 8-K.
Quarterly Same Community Portfolio Results
Net operating income (NOI) for the third quarter of 2013 for the Company’s same community portfolio increased 6.1% compared to the third quarter of 2012. Revenue increased 3.0% and property operating expenses decreased 1.7%. Physical occupancy was 95.8% at the end of the third quarter compared to 97.2% at the end of the third quarter of 2012. Average monthly net rent collected per unit for the same community properties was $1,127 compared to $1,098 for the third quarter of 2012, a 2.6% increase. Operating margins were 62.3% for the third quarter of 2013 compared to 60.5% for the third quarter of 2012.
Year-to-Date Performance
FFO and FFO as adjusted for the nine months ended September 30, 2013 was $0.93 per common share (diluted). FFO as adjusted for the nine months ended September 30, 2012 was $0.93 per common share (diluted) after adjusting for $1.7 million of loan prepayment costs and a credit to expense of $279,000 for a refund of defeasance costs on a previously defeased loan.
For the nine months ended September 30, 2013, net income applicable to common shares was $31.8 million, or $0.63 per common share (diluted), compared to net income applicable to common shares of $23.7 million, or $0.53 per common share (diluted), for the period ended September 30, 2012.

ASSOCIATED ESTATES REALTY CORPORATION THIRD QUARTER 2013 EARNINGS RELEASE

Additional quarterly financial information, including performance by region for the Company's portfolio, is included in the Third Quarter Supplemental Financial Information, which is available on the Investors section of the Company's website at AssociatedEstates.com or by clicking on the following link: quarterly results.
2013 Outlook
The Company updated the midpoint of its full year FFO as adjusted guidance to $1.27 per common share (diluted) from its previous guidance midpoint of $1.28 per common share (diluted). The FFO revision is partially the result of legal accruals associated with the bankruptcy of the master lease holder in our office building in Los Angeles. These legal costs are accounted for in General and Administrative expenses. Detailed assumptions relating to the Company's guidance can be found on page 30 of the Third Quarter 2013 Supplemental Financial Information on the Company's website at AssociatedEstates.com.
Transactional Activity
On September 3, the Company sold Bradford at Easton, a 324-unit property located in Columbus, OH, for $29.5 million.
On September 27, the Company acquired Rienzi at Turtle Creek, a 152-unit apartment community in the affluent Uptown neighborhood of Dallas, TX. Rienzi is a luxury high-rise building with upscale amenities that was built in 2002. Rienzi is a block from the Company’s Cantabria development, a 249-unit community currently under construction in Turtle Creek. In addition, the Company owns one apartment community in the Medical District and two communities in North Dallas.
As previously announced on September 23, the Company entered into a definitive purchase agreement with respect to a seven-asset portfolio of Class-A apartment communities in high growth submarkets of Raleigh, Charlotte, Atlanta and Tampa for $324 million. The Company closed on the purchase of one of the properties, The Apartments at Blakeney in Charlotte, NC on October 10. The seven assets in the portfolio are listed in the table below:

Property	Location	Year Built	Closing
The Apartments at Blakeney	Charlotte, NC	2008	Closed on October 10
Lofts at Weston Lakeside	Cary, NC	2013	Q4 2013
St. Mary’s Square	Raleigh, NC	2013	Q4 2013
Alpha Mill Apartments Phase I	Charlotte, NC	2007	Q1 2014
Alpha Mill Apartments Phase II	Charlotte, NC	2014	Q1 2014
Perimeter Town Center	Atlanta, GA	2014	Q4 2014
Varela	Tampa, FL	2014	Q4 2014

ASSOCIATED ESTATES REALTY CORPORATION THIRD QUARTER 2013 EARNINGS RELEASE

The Company intends to fund the purchase of the recently announced acquisitions principally from the proceeds of property dispositions over the next twelve months. The asset sales currently planned are listed in the table below:

Property	Location	Year Built
Annen Woods	Pikesville, MD	1987
Hampton Point	Silver Spring, MD	1986
Reflections	Columbia, MD	1985
Cypress Shores	Coconut Creek, FL	1991
Windsor Pines	Pembroke Pines, FL	1998
Courtney Chase	Orlando, FL	2003
Vista Germantown	Nashville, TN	2012

Capital Markets Activity
On October 1, the Company closed on the May forward equity issuance of 7,047,958 common shares, resulting in net proceeds of approximately $115 million. The Company used the net proceeds from the forward equity sale toward the repayment of five secured mortgages totaling approximately $129 million that matured on October 1. The Company has no remaining debt maturities in 2013, $45 million maturing in 2014 and $20 million maturing in 2015.
On October 21, the Company completed the issuance of $100 million of unsecured notes. The notes were offered in a private placement with two maturity tranches: $45 million 7-year maturity at 4.29% and $55 million 10.2-year maturity at 4.94%. The $100 million total issuance has a weighted average interest rate of 4.65% and a weighted average maturity of 8.8 years.
The Sole Bookrunner and Lead Placement Agent was Bank of America Merrill Lynch and the Co-Placement Agent was US Bancorp Investments, Inc.

“Completing this notes offering extends our maturities, reduces our floating rate debt and further supports our commitment to operate as an unsecured borrower,” said Lou Fatica, Vice President, Treasurer and Chief Financial Officer. “The spreads on both tranches are 35 basis points tighter than the private placement we closed in January of this year,” Fatica continued.
Proceeds from the issuance were used to repay borrowings under the Company’s unsecured credit facility. At of the time of this release, the Company had approximately $108 million outstanding on its $350 million revolving line of credit.

ASSOCIATED ESTATES REALTY CORPORATION THIRD QUARTER 2013 EARNINGS RELEASE

Conference Call
A conference call to discuss the Company’s third quarter results will be held on October 23, 2013 at 2:00 p.m. Eastern. To participate in the call:
Via Telephone: The dial-in number is (855) 233-8223, and the conference ID is 57575786. An operator will ask you for the conference ID. The call will be archived through November 6, 2013. The dial-in number for the replay is (855) 859-2056.
Via the Internet (listen only): Access the Investors section of the Company's website at AssociatedEstates.com. Please log on at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. Select the "Third Quarter 2013 Earnings Conference Call" link. The webcast will be archived for 90 days.
Upcoming Events
The Company will participate in REITWorld 2013, NAREIT's Annual Convention, being held from Wednesday, November 13 through Friday, November 15 at the San Francisco Marriott Marquis. Members of the Company’s management team will be hosting scheduled meetings with investors throughout the conference. A copy of all presentation materials will be accessible, beginning November 13, in the Investors section of the Company's website at AssociatedEstates.com.
Company Profile
Associated Estates is a real estate investment trust ("REIT") and is a member of the S&P 600, Russell 2000 and the MSCI US REIT Indices. The Company is headquartered in Richmond Heights, Ohio. Associated Estates' portfolio consists of 53 properties containing 13,618 units located in ten states. For more information about the Company, please visit its website at AssociatedEstates.com.
FFO and FFO as adjusted are non-Generally Accepted Accounting Principle measures. The Company generally considers FFO and FFO as adjusted to be useful measures for reviewing the comparative operating and financial performance of the Company because FFO and FFO as adjusted can help one compare the operating performance of a company’s real estate between periods or to different REITs. A reconciliation of net income attributable to the Company to FFO, and to FFO as adjusted, is included in the table at the end of this press release and in the Third Quarter Supplemental Financial Information included with this earnings release and furnished to the Securities and Exchange Commission on Form 8-K.
This press release shall not constitute an offer to sell, nor a solicitation of an offer to buy, any security, and any statement to the contrary is not authorized by the Company.

ASSOCIATED ESTATES REALTY CORPORATION THIRD QUARTER 2013 EARNINGS RELEASE

Safe Harbor Statement
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This news release contains forward-looking statements based on current judgments and knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to vary from those projected, including but not limited to, expectations regarding the Company's 2013 performance, which are based on certain assumptions. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release. These forward-looking statements are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words "expects," "projects," "believes," "plans," "anticipates" and similar expressions are intended to identify forward-looking statements. Investors are cautioned that the Company's forward-looking statements involve risks and uncertainties that could cause actual results to differ from estimates or projections contained in these forward-looking statements, including without limitation the following: changes in the economic climate in the markets in which the Company owns and manages properties, including interest rates, the overall level of economic activity, the availability of consumer credit and mortgage financing, unemployment rates and other factors; elimination of, or limitations on, federal government support for Fannie Mae and/or Freddie Mac that might result in significantly reduced availability of mortgage financing sources as well as increases in interest rates for mortgage financing; the ability of the Company to refinance debt on favorable terms at maturity; risks of a lessening of demand for the multifamily units owned by the Company; competition from other available multifamily units, single family units available for rental or purchase, and changes in market rental rates; the inability of the Company to acquire and dispose of multifamily properties at prices and on terms acceptable to the Company; the failure of development projects or redevelopment activities to achieve expected results due to, among other causes, construction and contracting risks, unanticipated increases in materials and/or labor, and delays in project completion and/or lease-up that result in increased costs and/or reduce the profitability of a completed project; the failure to enter into development joint venture arrangements on acceptable terms; increases in property and liability insurance costs; unanticipated increases in real estate taxes and other operating expenses; weather conditions that adversely affect operating expenses; expenditures that cannot be anticipated such as utility rate and usage increases and unanticipated repairs; inability of the Company to control operating expenses or achieve increases in revenue; shareholder ownership limitations that may discourage a takeover otherwise considered favorably by shareholders; the results of litigation involving the Company; changes in tax legislation; risks of personal injury claims and property damage claims that are not covered by the Company’s insurance; catastrophic property damage losses that are not covered by the Company's insurance; risks associated with property acquisitions such as failure to achieve expected results or matters not discovered in due diligence; risks related to the perception of residents and prospective residents as to the attractiveness, convenience and safety of the Company's properties or the neighborhoods in which they are located; and other uncertainties and risk factors addressed in documents filed by the Company with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q.

ASSOCIATED ESTATES REALTY CORPORATION THIRD QUARTER 2013 EARNINGS RELEASE

		ASSOCIATED ESTATES REALTY CORPORATION
		Financial Highlights
		(in thousands, except per share data)
		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2013	2012	2013	2012

Total revenue		$47,324	$42,878	$136,136	$119,336

Net income attributable to AERC		$19,993	$2,093	$31,977	$23,681
Add:	Depreciation - real estate assets	13,456	12,294	38,941	35,679
	Amortization of intangible assets	651	1,400	2,996	3,656
Less:	Gain on disposition of properties	(18,072)	—	(26,868)	(22,819)

Funds from Operations (FFO) (1)		$16,028	$15,787	$47,046	$40,197

Add:	Prepayment costs	—	—	—	1,743
Less:	Refund of defeasance costs on previously defeased loan	—	—	—	(279)

Funds from Operations (FFO) as adjusted (2)		$16,028	$15,787	$47,046	$41,661

Add:	Depreciation - other assets	539	522	1,627	1,577
	Amortization of deferred financing fees	477	490	1,541	1,634
Less:	Recurring fixed asset additions	(3,930)	(2,999)	(9,141)	(7,765)

Funds Available for Distribution (FAD) (3)		$13,114	$13,800	$41,073	$37,107

Per share:
Net income applicable to common shares - basic		$0.40	$0.04	$0.64	$0.53
Net income applicable to common shares - diluted		$0.40	$0.04	$0.63	$0.53
Funds from Operations - diluted (1)		$0.32	$0.32	$0.93	$0.89
Funds from Operations as adjusted - diluted (2)		$0.32	$0.32	$0.93	$0.93
Dividends per share		$0.19	$0.18	$0.57	$0.53
Weighted average shares outstanding - basic		49,949	49,461	49,816	44,924
Weighted average shares outstanding - diluted		50,267	49,927	50,376	44,924

ASSOCIATED ESTATES REALTY CORPORATION THIRD QUARTER 2013 EARNINGS RELEASE

(1)
The Company defines FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"). This definition includes all operating results, both recurring and non-recurring, except those results defined as "extraordinary items" under generally accepted accounting principles ("GAAP"), adjusted for depreciation on real estate assets and amortization of intangible assets and excludes impairment write-downs of depreciable real estate and gains and losses from the disposition of properties and land. FFO does not represent cash generated from operating activities in accordance with GAAP, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flow as a measure of liquidity. The Company generally considers FFO to be a useful measure for reviewing the comparative operating and financial performance of the Company because FFO can help one compare the operating performance of a company's real estate between periods or as compared to different REITs. It should be noted, however, that certain other real estate companies may define FFO in a different manner.

(2)
The Company defines FFO as adjusted as FFO, as defined above, excluding $1,743 of prepayment costs associated with debt repayments for the nine months ended September 30, 2012 and $(279) of refunds for a previously defeased loan for the nine months ended September 30, 2012. In accordance with GAAP, these prepayment costs and refunds on the previously defeased loan are included in interest expense in the Company's Consolidated Statements of Operations and Comprehensive Income. We are providing this calculation as an alternative FFO calculation as we consider it a more appropriate measure of comparing the operating performance of a Company's real estate between periods or as compared to different REITs.

(3)
The Company defines FAD as FFO as adjusted, as defined above, plus depreciation other and amortization of deferred financing fees less recurring fixed asset additions. Fixed asset additions exclude development, investment, revenue enhancing and non-recurring capital additions. The Company considers FAD to be an appropriate supplemental measure of the performance of an equity REIT because, like FFO and FFO as adjusted, it captures real estate performance by excluding gains or losses from the disposition of properties and land, depreciation on real estate assets and amortization of intangible assets. Unlike FFO and FFO as adjusted, FAD also reflects that recurring capital expenditures are necessary to maintain the associated real estate.

The full text and supplemental financial information of this press release are available on Associated Estates' website at AssociatedEstates.com. To receive a copy of the results by mail or fax, please contact Investor Relations at (800) 440-2372. For more information, access the Investors section of AssociatedEstates.com.